As filed with the Securities and Exchange Commission on  June 14, 2005

Registration No. 333-79241

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

MEDIMMUNE, INC.

(Exact name of registrant as specified in its charter)

One MedImmune Way
DELAWARE	Gaithersburg, Maryland 20878	55-1555759
(State or other jurisdiction of incorporation or organization)	(Address of Principal Executive Offices) (Zip Code)	(I.R.S. Employer Identification No.)

1999 Stock Option Plan

(Full Title of the Plan)

David M. Mott

Chief Executive Officer, President and Vice Chairman
MedImmune, Inc.
One MedImmune Way
Gaithersburg, Maryland 20878

(Name and address of agent for service)

Telephone number, including area code, of agent for service:

(301) 398-0000

This Post-effective Amendment No. 2 is being filed with the Securities and Exchange Commission by the Registrant, in order to de-register 2,000,000 shares of the Registrant’s common stock, par value $.01 per share, covered under the Company’s 1999 Stock Option Plan that are not subject to outstanding stock options. Such shares were registered under a Registration Statement on Form S-8 (Registration No. 333-79241) which was filed on May 25, 1999, as modified pursuant to General Instruction E of Form S-8 by Registration Statements on Form S-8 filed on May 8, 2001 (Registration No. 333-60408), June 13, 2002 (Registration No. 333-90402) and May 27, 2003 (Registration No. 333-105578). The Registrant has carried forward all of the deregistered shares to a Registration Statement on Form S-8 covering the Registrant’s 2004 Stock Incentive Plan.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gaithersburg, State of Maryland, on the 14th day of June, 2005.

MEDIMMUNE, INC.
By:	/s/ DAVID M. MOTT
David M. Mott
Chief Executive Officer, President and Vice Chairman

Pursuant to the requirements of the Securities Act of 1933, this Post-effective Amendment No. 2 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ WAYNE T. HOCKMEYER, PH.D.	Chairman of the Board	June 14, 2005
Wayne T. Hockmeyer, Ph.D.
/s/ DAVID M. MOTT	Chief Executive Officer, President and Vice	June 14, 2005
David M. Mott	Chairman of the Board (Principal Executive Officer)
/s/ DAVID BALTIMORE, PH. D.	Director	June 14, 2005
David Baltimore, Ph. D.
/s/ M. JAMES BARRETT, PH.D.	Director	June 14, 2005
M. James Barrett, Ph.D.
/s/ JAMES H. CAVANAUGH, PH.D.	Director	June 14, 2005
James H. Cavanaugh, Ph.D.
/s/ BARBARA HACKMAN FRANKLIN	Director	June 14, 2005
Barbara Hackman Franklin
/s/ GORDON S. MACKLIN	Director	June 14, 2005
Gordon S. Macklin
/s/ GEORGE M. MILNE, JR., PH.D.	Director	June 14, 2005
George M. Milne, Jr., Ph.D.
/s/ ELIZABETH WYATT	Director	June 14, 2005
Elizabeth Wyatt
/s/ LOTA S. ZOTH	Senior Vice President and Chief Financial	June 14, 2005
Lota S. Zoth	Officer (Principal Financial Officer)
/s/ MARK E. SPRING	Vice President, Finance and Controller	June 14, 2005
Mark E. Spring	(Principal Accounting Officer)

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